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                                                                   Exhibit 23(c)



                       [MILLER AND LENTS, LTD. LETTERHEAD]





                        CONSENT OF MILLER AND LENTS, LTD.

As oil and gas consultants, we hereby consent to the use of our name and our report dated November 5, 2004 in this Form 10-K, incorporated by reference into Peoples Energy Corporation's previously filed Registration Statement File Nos. 333-84594 and 333-70702 on Form S-3, and 2-82760, 33-6369, 033-63193, 333-62070,
333-113204 and 333-116192 on Form S-8.

                                                   MILLER AND LENTS, LTD.

                                                   By /s/ Christopher A. Butta
                                                      --------------------------

                                                   Christopher A. Butta

                                                   Senior Vice President



Houston, Texas
December 14, 2004